Exhibit 107.1

Calculation of Filing Fee Tables

Form F-3

(Form Type)

H World Group Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried
Newly Registered Securities
Fees to Be Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	Equity	Ordinary share, US$0.00001 par value	415(a)(6)	(2)(3)		$500,050,310(3)			F-3ASR(3)	333-258001(3)	July 19, 2021(3)	$54,555.49(3)
	Total Offering Amounts					$500,050,310(3)		N/A
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							N/A

(1)	American Depositary Shares evidenced by American Depositary Receipts issuable on deposit of ordinary shares registered hereby have been registered under a separate statement on Form F-6 (Registration No. 333-225171). Each American Depositary Share represents ten ordinary shares.

(2)	The ordinary shares registered hereby are for issuance to holders of US$500,000,000 1.5% exchangeable senior notes due 2027 of Trip.com Group Limited (the “Notes”) upon exchange of such notes in accordance with their terms. Each US$1,000 principal amount of the Notes will be exchangeable into 25.6215 American Depositary Shares, as adjusted from an initial exchange rate of 24.7795, which may be further adjusted in accordance with the terms of the Notes. In addition, an indeterminate number of additional ordinary shares that may be issued under adjustment provisions are being registered pursuant to Rule 416 of the Securities Act.

(3)	Pursuant to Rule 415(a)(6) of the Securities Act, this Registration Statement includes and carries forward $500,050,310 of ordinary shares (“Unsold Securities”) issuable upon exchange of the Notes but not yet issued or delivered, which were previously registered by the Registrant pursuant to its registration statement on Form F-3 (File No. 333-258001) with the Securities and Exchange Commission on July 19, 2021. Filing fees of $54,555.49 have previously been paid with respect to such Unsold Securities. In accordance with Rule 415(a)(6) of the Securities Act, these filing fees will continue to be applied to such Unsold Securities and are being carried forward to this Registration Statement. Accordingly, no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this Registration Statement. The Registrant is not registering any securities on this Registration Statement, other than the Unsold Securities. Pursuant to Rule 415(a)(6), effectiveness of this Registration Statement will be deemed to terminate the Registrant’s prior registration statement (File No. 333-258001).